                                                                   Exhibit 99(i)



                             NACCO Industries, Inc.
      Unaudited Consolidating Statement of Income and Comprehensive Income
                      For the Year Ended December 31, 2000
                                  (In millions)




                                                                                      NMHG
                                                            ------------------------------------------------------------
                                                             Wholesale        Retail        Elims        Consolidated
                                                            -------------   -----------   ----------   -----------------
Net sales                                                   $    1,750.0    $    280.3    $   (98.2)   $        1,932.1
Other operating revenues                                               -             -            -                   -
                                                            -------------   -----------   ----------   -----------------
Revenues                                                         1,750.0         280.3        (98.2)            1,932.1
Cost of sales                                                    1,457.1         226.2        (98.7)            1,584.6
                                                            -------------   -----------   ----------   -----------------
Gross profit                                                       292.9          54.1          0.5               347.5
Selling, general and administrative expenses                       181.5          69.8         (0.9)              250.4
Restructuring charges                                               13.9             -            -                13.9
Amortization of goodwill                                            11.6           1.0            -                12.6
                                                            -------------   -----------   ----------   -----------------
Operating profit(loss)                                              85.9         (16.7)         1.4                70.6
Other income (expense)
    Interest expense                                               (13.4)         (4.6)        (3.2)              (21.2)
    Closed mine obligations                                            -             -            -                   -
    Other-net                                                      (12.0)          0.3         (0.1)              (11.8)
                                                            -------------   -----------   ----------   -----------------
                                                                   (25.4)         (4.3)        (3.3)              (33.0)
                                                            -------------   -----------   ----------   -----------------
Income before income taxes, minority interest and
    extraordinary gain                                              60.5         (21.0)        (1.9)               37.6
Provision for income taxes                                          24.6          (6.7)        (0.5)               17.4
                                                            -------------   -----------   ----------   -----------------
Income before minority interest and extraordinary gain              35.9         (14.3)        (1.4)               20.2
Minority interest income (expense)                                   1.1             -            -                 1.1
                                                            -------------   -----------   ----------   -----------------
Income before extraordinary gain                                    37.0         (14.3)        (1.4)               21.3
Extraordinary gain, net of $16.1 tax benefit                           -             -            -                   -
                                                            -------------   -----------   ----------   -----------------
Net income (loss)                                           $       37.0    $    (14.3)   $    (1.4)   $           21.3
                                                            =============   ===========   ==========   =================
Change in comprehensive income                                     (17.1)          0.1            -               (17.0)
                                                            -------------   -----------   ----------   -----------------
Comprehensive income (loss)                                 $       19.9    $    (14.2)   $    (1.4)   $            4.3
                                                            =============   ===========   ==========   =================
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

                                                                                                   NACoal
                                                                               -------------------------------------------------
                                                                                  Project          NACoal
                                                                                   Mines          excl Proj
                                                               Housewares       Subsidiaries        Mines        Consolidated
                                                             ---------------   ---------------   ------------   ----------------
Net sales                                                    $        649.9    $        249.7    $      36.8    $         286.5
Other operating revenues                                                  -               0.8            1.9                2.7
                                                             ---------------   ---------------   ------------   ----------------
Revenues                                                              649.9             250.5           38.7              289.2
Cost of sales                                                         530.1             205.5           34.7              240.2
                                                             ---------------   ---------------   ------------   ----------------
Gross profit                                                          119.8              45.0            4.0               49.0
Selling, general and administrative expenses                           87.6               3.0           14.4               17.4
Restructuring charges                                                   1.7                 -              -                  -
Amortization of goodwill                                                3.1                 -              -                  -
                                                             ---------------   ---------------   ------------   ----------------
Operating profit(loss)                                                 27.4              42.0          (10.4)              31.6
Other income (expense)                                                                                     -
    Interest expense                                                   (8.6)            (16.9)          (0.7)             (17.6)
    Closed mine obligations                                               -                 -              -                  -
    Other-net                                                          (2.6)              0.4           (0.9)              (0.5)
                                                             ---------------   ---------------   ------------   ----------------
                                                                      (11.2)            (16.5)          (1.6)             (18.1)
                                                             ---------------   ---------------   ------------   ----------------
Income before income taxes, minority interest and
    extraordinary gain                                                 16.2              25.5          (12.0)              13.5
Provision for income taxes                                              7.4               5.8           (5.9)              (0.1)
                                                             ---------------   ---------------   ------------   ----------------
Income before minority interest and extraordinary gain                  8.8              19.7           (6.1)              13.6
Minority interest income (expense)                                        -                 -           (1.0)              (1.0)
                                                             ---------------   ---------------   ------------   ----------------
Income before extraordinary gain                                        8.8              19.7           (7.1)              12.6
Extraordinary gain, net of $16.1 tax benefit                              -                 -              -                  -
                                                             ---------------   ---------------   ------------   ----------------
Net income (loss)                                            $          8.8    $         19.7    $      (7.1)   $          12.6
                                                             ===============   ===============   ============   ================
Change in comprehensive income                                         (0.1)                -              -                  -
                                                             ---------------   ---------------   ------------   ----------------
Comprehensive income (loss)                                  $          8.7    $         19.7    $      (7.1)   $          12.6
                                                             ===============   ===============   ============   ================
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

                                                               NACCO &                       NACCO
                                                                Other         Elims      Consolidated
                                                             -------------   --------   ----------------
Net sales                                                    $        0.1    $     -    $       2,868.6
Other operating revenues                                                -          -                2.7
                                                             -------------   --------   ----------------
Revenues                                                              0.1          -            2,871.3
Cost of sales                                                         0.2          -            2,355.1
                                                             -------------   --------   ----------------
Gross profit                                                         (0.1)         -              516.2
Selling, general and administrative expenses                         11.6          -              367.0
Restructuring charges                                                   -          -               15.6
Amortization of goodwill                                                -          -               15.7
                                                             -------------   --------   ----------------
Operating profit(loss)                                              (11.7)         -              117.9
Other income (expense)                                                                                -
    Interest expense                                                 (0.2)       0.5              (47.1)
    Closed mine obligations                                          (5.6)         -               (5.6)
    Other-net                                                        10.2       (0.5)              (5.2)
                                                             -------------   --------   ----------------
                                                                      4.4          -              (57.9)
                                                             -------------   --------   ----------------
Income before income taxes, minority interest and
    extraordinary gain                                               (7.3)         -               60.0
Provision for income taxes                                           (2.4)         -               22.3
                                                             -------------   --------   ----------------
Income before minority interest and extraordinary gain               (4.9)         -               37.7
Minority interest income (expense)                                      -          -                0.1
                                                             -------------   --------   ----------------
Income before extraordinary gain                                     (4.9)         -               37.8
Extraordinary gain, net of $16.1 tax benefit                         29.9          -               29.9
                                                             -------------   --------   ----------------
Net income (loss)                                            $       25.0    $     -    $          67.7
                                                             =============   ========   ================
Change in comprehensive income                                          -       (0.1)             (17.2)
                                                             -------------   --------   ----------------
Comprehensive income (loss)                                  $       25.0    $  (0.1)   $          50.5
                                                             =============   ========   ================
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